                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant                          [X]
Filed by a party other than the registrant       [ ]

Check the appropriate box:

[ ]   Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]   Definitive proxy statement
[ ]   Definitive  additional materials
[ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            EDUCATIONAL MEDICAL, INC.
                (Name of Registrant as Specified in Its Charter)

        -----------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

          --------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------
      (5) Total fee paid:

          --------------------------------------------------------------
[ ]       Fee paid previously with preliminary materials.


[ ]       Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount previously paid:

          --------------------------------------------------------------
      (2) Form, Schedule or Registration Statement No.:

          --------------------------------------------------------------
      (3) Filing party:

          --------------------------------------------------------------
      (4) Date filed:

          --------------------------------------------------------------

                            EDUCATIONAL MEDICAL, INC.
                       1327 Northmeadow Parkway, Suite 132
                             Roswell, Georgia 30076

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                          ON TUESDAY, SEPTEMBER 9, 1997

         The Annual Meeting of Shareholders of Educational Medical, Inc. (the "Company") will be held on Tuesday, September 9, 1997, at the Westin Peachtree Plaza Hotel, 210 Peachtree Street, N.W., Atlanta, Georgia at 10:00 a.m., local time, to consider and act upon the following matters:

         1.       To elect five directors to serve for the ensuing year;

         2. To ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1998; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on July 25, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The stock transfer books of the Company will remain open following the record date.

         All shareholders are cordially invited to attend the Annual Meeting.

                                     By Order of the Board of Directors,




                                     Gary D. Kerber
                                     President and Chief Executive Officer

Roswell, Georgia
July 29, 1997

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            EDUCATIONAL MEDICAL, INC.
                       1327 NORTHMEADOW PARKWAY, SUITE 132
                             ROSWELL, GEORGIA 30076
                             Telephone: 770-475-9930

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                              Dated: July 29, 1997

         This Proxy Statement has been prepared and is furnished by the Board of Directors of Educational Medical, Inc. (the "Company") in connection with the solicitation of proxies for the Annual Meeting of Shareholders of the Company to be held on September 9, 1997, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.

         It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to shareholders on or about July 29, 1997. The Company's Annual Report, including audited consolidated financial statements for the fiscal year ended March 31, 1997, is being mailed or delivered concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material.

         Only holders of record of the Company's common stock, $.01 par value (the "Common Stock"), on the books of the Company at the close of business on July 25, 1997, are entitled to vote at the Annual Meeting. On that date, there were 7,345,399 issued and outstanding shares of Common Stock entitled to vote on each matter to be presented at the meeting. Each shareholder is entitled to one vote for each share of Common Stock registered in that person's name on the books of the Company on the record date on all business to come before the meeting.

         Shares represented by a properly executed proxy received in time to permit its use at the Annual Meeting or any adjournment thereof will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the shares represented by the proxy will be voted for the election of all nominees for director, for the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending March 31, 1998, and in the discretion of the proxy holders as to any other matter which may properly come before the Annual Meeting. A shareholder who has given a proxy may revoke it at any time before it is voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by submitting a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

         The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by facsimile transmission. The Company will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.

         Each share of Common Stock entitles the holder thereof to cast one vote on each matter to be voted upon at the 1997 Annual Meeting. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted only for purposes of electing directors in accordance with Proposal One. None of the actions to be voted upon at the 1997 Annual Meeting shall create dissenters' rights under the Delaware General Corporation Law.

         You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

         The table below is based on information obtained from the persons named below with respect to the shares of Common Stock beneficially owned, as of June 30, 1997 (except as noted below), by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each executive officer included in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group.

                                                                   AMOUNT AND
                                                                    NATURE OF                   PERCENTAGE OF
          NAME AND ADDRESS OF BENEFICIAL                            BENEFICIAL                   OUTSTANDING
                     OWNER                                          OWNERSHIP(1)(2)             SHARES OWNED
---------------------------------------------------------      -----------------------      --------------------
Sprout Capital V(3,4)                                                          920,005                12.5
Sprout Technology Fund(3,4)                                                     19,889                 *
DLJ Venture Capital Fund II, L.P. (3,4)                                         54,921                 *
Lawrence, Tyrrell, Ortale & Smith (4),(5)                                      995,307                13.5
Delaware State Employees' Retirement Fund(4,6,7)                               637,051                 8.7
Declaration of Trust for Defined  Benefit  Plans of ICI
America Holding Inc. (4,6,7)                                                   109,178                 1.5
Declaration  of Trust for Defined  Benefit Plans of
Zeneca Holding Inc. (4,6,7)                                                    132,463                 1.8
Pecks Management Partners Ltd. (6,7)                                           878,692                12.0
J. & W. Seligman Co., Incorporated                                             630,000                 8.6
Gary D. Kerber(4,8)                                                            359,632                 4.8
Vince Pisano(8)                                                                186,457                 2.5
Gerry M. Taylor(8)                                                              41,916                 *
Ellen L. Bernhardt(8)                                                           36,833                 *
Gerald T. Kosentos(8)                                                            2,133                 *
Elaine Neely-Eacona(8)                                                          14,500                 *
K. Terry Guthrie(8)                                                              3,000                 *
A. William Benham(8)                                                             6,501                 *
Robert J. Cresci(6,7)                                                           25,000                 *
Carl S. Hutman(9)                                                               25,340                 *
W. Patrick Ortale, III(5,10)                                                    25,000                 *
Richard E. Kroon(3,11)                                                          25,000                 *
Richard D. Wikert(12)                                                          488,772                 6.7
All executive officers and directors as a
group (12 persons)                                                             751,312                 9.8

* Less than 1%.

(1) The number of shares of Common Stock beneficially owned by each person or entity is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares for which the individual has sole or shared voting power or investment power and also any shares of Common Stock which the individual has the right to acquire within 60 days after June 30, 1997 through the exercise of any stock option or other right. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) The number of shares deemed outstanding includes shares outstanding as of June 30, 1997 (7,345,399) plus any shares subject to options held by the person in question that are currently exercisable within 60 days after June 30, 1997 (321,966).
(3) The address of such person or entity is 277 Park Avenue, 21st Floor, New York, New York 10172.
(4) Pursuant to a Coinvestors Agreement, such entity has agreed to vote its shares of Common Stock along with the other parties to such agreement for the election of one director jointly designated by Delaware State Employees' Retirement Fund, Declaration of Trust for Defined Benefit Plans of ICI American Holdings Inc. and Declaration of Trust for Defined Benefit Plans of Zeneca Holding Inc, all which entities are managed by Pecks Management Partners, Ltd. (see Note 7 below) (collectively, the "Pecks Managed Entities").
(5) The address of such person or entity is 3100 West End Avenue, Suite 400, Nashville, Tennessee 37203.
(6) The address of such person or entity is c/o Pecks Management Partners Ltd., 1 Rockefeller Plaza, New York, New York 10020.
(7) Pecks Management Partners Ltd. ("Pecks") is an investment advisor to Delaware State Employees' Retirement Fund, Declaration of Trust for Defined Benefit Plans of ICI American Holdings Inc. and Declaration of Trust for Defined Benefit Plans of Zeneca Holding Inc. As such, Pecks has sole investment and voting power with respect to the shares beneficially owned by such entities. Mr. Cresci, a director of the Company, is a managing partner of Pecks. Pecks disclaims beneficial ownership of such shares.
(8) The address of such person is c/o Educational Medical, Inc., 1327 Northmeadow Parkway, Suite 132, Roswell, Georgia 30076.
(9) The address of such person is c/o Fundamental Management Corp., 4000 Hollywood Blvd., Suite 610-N, Hollywood, FL 33021.
(10) Mr. Ortale is a general partner of Lawrence Venture Partners, the general partner of Lawrence, Tyrrell, Ortale & Smith ("LTOS"). Excludes 995,307 shares of Common Stock beneficially owned by LTOS and for which Mr. Ortale disclaims any beneficial ownership.
(11) Mr. Kroon is the general partner of the general partner of Sprout Capital V, Sprout Technology Fund and DLJ Venture Capital Fund II, L.P. Excludes 994,815 shares of Common Stock beneficially owned, in the aggregate, by such entities and for which Mr. Kroon disclaims any beneficial ownership.
(12) The address of such person is 1770 North Colson, Fremont, NE 68025. Includes 38,592 shares held in escrow pending resolution of certain contingencies related to the Company's merger with a Nebraska entity in March 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and any persons who beneficially own 10% or more of the Company's Common stock, to file with the Securities and Exchange Commission (the "Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Such persons are required by regulations of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon a review of (i) copies of Section 16(a) filings received by the Company during or with respect to the 1997 fiscal year and (ii) certain written representations of its officers and directors with respect to the filing of annual or periodic reports of changes in beneficial ownership on Forms 3, 4 or 5, the Company believes that each filing required to be made pursuant to Section 16(a) of the Exchange Act during the 1997 fiscal year, when the Company completed its initial public offering, has been filed in a timely manner.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The persons named in the accompanying form of proxy intend to vote all valid proxies received in favor of the election of each of the persons named below as nominees for director unless authority is withheld. Directors elected at the Annual Meeting will serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified, subject to the election and qualification of their successors and to their earlier death, resignation or removal. In the event that any nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for substitute nominees. Management does not anticipate that such an event will occur. Each director shall be elected by a plurality of the votes cast.

NOMINEES FOR DIRECTOR

         The Company's Board of Directors is set at five persons. The following five persons have been nominated by the Board of Directors to fill such positions. All are currently Directors of the Company.

         GARY D. KERBER, age 58, has been President, Chief Executive Officer and a Director of the Company since March 1988. From 1971 to 1983, he was employed by American Hospital Supply Company in various sales and executive positions. From 1983 to 1986, Mr. Kerber was the chief executive officer for Kimberly Services, Inc.

         ROBERT J. CRESCI, age 53, has been a Director of the Company since 1991. Since September 1990, Mr. Cresci has been a managing director of Pecks Management Partners Ltd., an investment management firm. Mr. Cresci is a member of the boards of directors of Bridgeport Machines, Inc., Serv-Tech, Inc., EIS International, Inc., Sepracor, Inc., Vestro Natural Foods, Inc., Arcadia Financial, Inc., Hitox, Inc., Natures Elements, Inc., Garnet Resources Corporation, HarCor Energy, Inc., Meris Laboratories, Inc. and several private companies.

         CARL S. HUTMAN, age 63, has been a Director of the Company since 1988. Since 1996, he has also been managing director of Fundamental Management Corporation, an investment management firm. Since 1981, he has been president of Anlyn Advisers, Inc., an investment advisory company. From 1981 to 1991, he was a general partner of Investech, L.P., a venture capital partnership which purchased convertible preferred stock and Common Stock of the Company in 1988 and 1989 and distributed all of its holdings to its general and limited partners in 1991. Mr. Hutman is a member of the Board of Directors of Canadian General Investments, Limited, Canadian World Fund Limited and Third Canadian General Investment Trust Limited, all of which are investment funds.

         RICHARD E. KROON, age 55, has been a Director of the Company since 1994. Since 1981, Mr. Kroon has been managing partner of the Sprout Group and President and Chief Executive Officer of DLJ Capital Corp. Mr. Kroon is a director of Loehmann's, Inc., a clothing retailer, AMCOMP, a workers' compensation insurance company, and other private companies.

         W. PATRICK ORTALE, III, age 44, has been a Director of the Company since 1988. Since 1985, Mr. Ortale has been a general partner of Lawrence Venture Partners, the general partner of Lawrence, Tyrrell, Ortale & Smith, a private venture capital limited partnership, which is a principal stockholder of the Company. Since 1990, 1994 and 1996, respectively, Mr. Ortale has been a general partner of the general partnerships which control Lawrence, Tyrrell, Ortale & Smith II, L.P., Richland Ventures, L.P. and Richland Ventures II, L.P., private venture capital limited partnerships.

            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
                       "FOR" ALL NOMINEES FOR DIRECTOR.

EXECUTIVE OFFICERS

         Certain information relating to each executive officer of the Company who is not a director (the "Named Executive Officers") is set forth below.

         VINCE PISANO, age 43, has been Vice President of Finance and Chief Financial Officer of the Company since March 1990. From 1978 to 1990, he was employed by National Education Corporation, a provider of postsecondary education, as corporate controller and subsequently as the vice president of finance of its educational centers division.

         GERALD T. KOSENTOS, age 45, was appointed Vice President of Operations of the Company in July 1997. He was Director of Operations -- Central Region of the Company from April 1997 through June 1997. Mr. Kosentos has been Director of ICM School of Business & Medical Careers, a wholly owned subsidiary of the Company located in Pittsburgh, Pennsylvania, since January 1995 and is expected to continue as the Acting Director of the School until a replacement is hired. Prior to that, Mr. Kosentos was employed for 21 years by National Education Corporation, in various positions including the directorship of three school locations, Regional Director of Operations and, for the last nine years of his employment, as Vice President of Operations.

         GERRY M. TAYLOR, age 53, has been Director of Operations -- Western Region of the Company since July 1991. From 1989 to 1991, she was employed as Executive Director of the Company's three schools in the San Diego, California area.

         ELLEN L. BERNHARDT, age 46, has been Director of Operations -- Eastern Region of the Company since August 1993. From 1985 to 1993, she was employed by National Education Corporation, a provider of postsecondary education, most recently as Southeast Regional Director of Operations.

         ELAINE NEELY-EACONA, age 45, has been Director of Financial Aid of the Company since 1990. From 1976 to 1990, she was employed in various financial aid positions by Education Management Corporation, a provider of postsecondary education.

         K. TERRY GUTHRIE, age 54, has been Director of Accreditation of the Company since July 1993. From 1971 to July 1993, he was employed as president of Ohio Institute of Photography and Technology, which he co-founded. Ohio Institute of Photography and Technology was acquired by the Company in July 1993.

         A. WILLIAM BENHAM, age 35, has been Controller of the Company since May 1995. From 1989 to May 1995, Mr. Benham was Assistant Controller of the Company. On December 16, 1992, Mr. Benham filed for protection under Chapter VII of the Federal Bankruptcy Act in the United States Bankruptcy Court for the Northern District of Georgia (Atlanta Division) and was discharged on May 18, 1993.

BOARD AND COMMITTEE MEETINGS

         The Board of Directors of the Company held five meetings during its fiscal year ended March 31, 1997. The Board has a standing Audit Committee and a standing Compensation Committee. It does not have a Nominating Committee. The Compensation Committee met once during the fiscal year ended March 31, 1997 and the Audit Committee did not meet. During the most recent fiscal year, each director attended at least 75% of the meetings of the Board and any committee on which such director served.

         Messrs. Cresci (Chairman) and Hutman comprise the Audit Committee of the Board of Directors, which is responsible for policies, procedures and other matters relating to accounting, internal financial controls and financial reporting, including the engagement of independent auditors and the planning, scope, time and cost of any audit and any other services they may be asked to perform, and also review with the auditors their report on the financial statements following completion of each such audit. In addition, the Audit Committee is responsible for policies, procedures and other matters relating to business integrity, ethics and conflicts of interests.

         Messrs. Kroon (Chairman), Cresci and Ortale comprise the Compensation Committee of the Board of Directors, which is responsible for policies, procedures and other matters relating to employee benefit and compensation plans, including compensation of the executive officers as a group and the chief executive officer individually. The Compensation Committee is also responsible for administering and making awards under the stock-based compensation plans, procedures and other matters relating to management development and for reviewing, monitoring and recommending (for approval by the Company's full Board of Directors) plans with respect to succession of the chief executive officer. See "Report of Compensation Committee On Executive Compensation" below.

DIRECTORS' COMPENSATION

         All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors who are not employees and do not otherwise receive compensation from the Company are entitled to an annual directors' fee of $6,000 and directors' fees of $1,000 for each Board meeting attended and $500 for each Committee meeting attended in addition to the reimbursement of reasonable expenses incurred in connection with their activities as directors of the Company. Directors who are also employees of the Company receive no compensation for serving on the Board of Directors.

         See "Stock Incentive Plans" below for a description of the Company's Non-Employee Director Stock Option Plan.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION.

         The following table sets forth the annual and long-term compensation paid by the Company for services performed on the Company's behalf for the last three completed fiscal years (i.e., the fiscal years ended March 31, 1995, March 31, 1996 and March 31, 1997), with respect to those persons who were, as of March 31, 1997, the Company's Chief Executive Officer and the Company's executive officers (the "Named Executive Officers") who earned compensation greater than $100,000 in such year.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                            ANNUAL COMPENSATION(1)                      COMPENSATION AWARDS
                                            -------------------                         -------------------

                                                                                     Securities
                                Fiscal                           Other Annual    Underlying Options     All Other
Name and Principal Position      Year       Salary      Bonus    Compensation    (Number of Shares)    Compensation
---------------------------      ----       ------      -----    ------------    ------------------    ------------
Gary D. Kerber                   1997       $188,660   $148,000       ---                    134,260     $2,400(2)
     Chairman, President         1996       $187,124   $155,606       ---                     16,667     $4,720(2)
     and Chief Executive         1995       $193,511        ---       ---                        ---     $2,400(2)
     Officer

Vince Pisano                     1997       $140,247   $111,200    $10,000(3)                100,740       ---
     Vice President of           1996       $140,595    116,915       ---                     13,333       ---
     Finance and Chief           1995       $145,384        ---       ---                        -0-       ---
     Financial Officer

Gerry M. Taylor                  1997       $116,048        ---       ---                      7,500       ---
     Director of Operations      1996       $109,283   $101,615       ---                     25,000       ---
     -- Western Region           1995       $108,162   $ 15,435       ---                        ---       ---

Ellen L. Bernhardt               1997       $110,914   $ 22,500       ---                      7,500       ---
     Director of Operations      1996       $107,744   $ 66,606       ---                     10,000       ---
     -- Eastern Region           1995       $108,212        ---       ---                        ---       ---

Gerald T. Kosentos               1997       $ 86,166   $ 24,430       ---                      4,000       ---
     Vice President of           1996       $ 80,026      1,280       ---                      6,667       ---
     Operations                  1995       $ 19,551        ---       ---                        -0-       ---


(1) Does not include the dollar value of perquisites and other personal benefits.

(2) Consists solely of premiums paid by the Company for a life insurance policy for Mr. Kerber. Upon Mr. Kerber's death, the Company will receive no proceeds from such policy.

(3) Consists of a discount on the outstanding amount of a loan from the Company to Mr. Pisano in return for early repayment of the loan.

                                 OPTION GRANTS

         The following table sets forth all grants of options for the Company's Common Stock to the Named Executive Officers of the Company during the fiscal year ended March 31, 1997 and the quarter ended June 30, 1997. In addition, the table shows the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option terms.

               OPTION GRANTS FOR THE PERIOD ENDED JUNE 30, 1997

                                Individual Grants

                                                                                      POTENTIAL REALIZABLE VALUE AT
                              NUMBER OF    % OF TOTAL                                 ASSUMED ANNUAL RATES OF STOCK
                             SECURITIES      OPTIONS   EXERCISE OR                    PRICE APPRECIATION FOR OPTION
                             UNDERLYING    GRANTED TO  BASE PRICE      EXPIRATION               TERM(2)
         NAME                   OPTIONS     EMPLOYEES  ($/SHARE)         DATE(1)          5%               10%
         ----                  --------     ---------  ---------       -------         -------          --------
Gary D. Kerber                  100,000      33.3%(3)     $10.00        06/20/06      $766,495(3)    $1,904,104(3)
                                 34,260                   $10.00        11/06/06
Vince Pisano                     75,000      24.8%(3)     $10.00        06/20/06      $575,155      $1,428,796(3)
                                 25,740                   $10.00        11/06/06
Gerry M. Taylor                   7,500       1.8%        $10.00        06/20/06        47,175          119,550
Ellen Bernhardt                   7,500       1.8%        $10.00        06/20/06        47,175          119,550
Gerry Kosentos                    4,000       9.2%        $10.00        06/20/06       203,492          515,422
                                 33,000                    $8.50        11/30/07
TOTAL                           287,333                                              1,639,492        4,087,422
                                                                                     =========       ==========



(1) Expiration dates reflect the expiration date of the last vested installment of each grant. The Company generally schedules an option grant to vest in five equal installments, each installment expiring on the fifth anniversary of the vesting date.
(2) The dollar amounts under these columns represent the potential tangible value, before income taxes, of each option assuming that the market price of the Common Stock appreciates in value from fair market value at the date of grant to the end of the option term at 5% and 10% annual rates and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. All grants of options have been made with exercise prices equal to fair value at date of grant.
(3) The percentage of total options granted and potential realizable value given for Messrs. Kerber, Pisanos, and Kosentos' options are inclusive of the two separate option grants listed herein.

         No options were exercised in the period ended June 30, 1997 by any of the Named Executive Officers. The following table sets forth, as of June 30, 1997, the number of stock options and the value of unexercised stock options held by the Named Executive Officers.

         AGGREGATED OPTION EXERCISES IN THE PERIOD ENDED JUNE 30, 1997
                           AND PERIOD-END OPTION VALUES


                                            Number of Securities                   Value of Unexercised
                                           Underlying Unexercised                 In-The-Money Options(1)
Name                                     Options at March 31, 1997                  at March 31, 1997
--------------------------------    -------------------------------------    ---------------------------------
                                         Exercisable        Unexercisable       Exercisable     Unexercisable
                                         -----------        -------------       -----------     -------------
Gary D. Kerber                                72,130              120,464         253,625            60,336
Vince Pisano                                  48,037               91,036         155,193            48,264
Gerry Taylor                                  39,833               26,000         213,456            90,500
Ellen L. Bernhardt                            36,833               14,000         146,549            36,200
Gerald T. Kosentos                             2,133               41,867           6,032            24,136
                                             -------              -------         -------           -------
TOTAL:                                       198,966              293,367        $774,855          $259,436

(1) The dollar value of the unexercised options has been calculated by determining the difference between the fair market value of the securities underlying the options and the exercise or base price of the option at exercise or fiscal year-end, respectively.

EMPLOYMENT AGREEMENTS

         On December 31, 1992, the Company entered into an Employment Agreement with Gary D. Kerber as President and Chief Executive Officer. The Employment Agreement provides for a base salary of $160,000 per year as of March 21, 1992, which salary is reviewed on an annual basis by the Board of Directors of the Company prior to the end of each fiscal year. The Employment Agreement also provides that Mr. Kerber will prepare, on an annual basis for each fiscal year, an appropriate incentive compensation plan for himself and other executive officers of the Company, which plan may be implemented only with the consent of the Board of Directors of the Company. In reviewing such plans, the Compensation Committee of the Board of Directors has considered the appropriateness of the goals presented in light of the Company's past performance and prospects and the reasonableness of the projected compensation in light of the Company's size and potential income levels. The term of the Employment Agreement continues until terminated by either Mr. Kerber or the Company, with or without cause; provided, however, that if the Company terminates the Employment Agreement without cause, the Company will be obligated to pay Mr. Kerber termination pay equal to the greater of $160,000 or an amount based upon a specified fraction of Mr. Kerber's most recent annual fiscal year base compensation (net of incentive or bonus compensation), as determined under the Employment Agreement.

                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is composed of three non-employee Directors. The Committee is responsible for establishing and administering the policies which govern both annual compensation and equity ownership programs. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. The one employee Director does not participate in the Committee's discussions concerning his own compensation. This report is submitted by the Committee and addresses the Company's policies for fiscal 1998 as they apply to Gary D. Kerber, the President and Chief Executive Officer of the Company, and the other Named Executive Officers.

OVERVIEW AND PHILOSOPHY

         The Company's executive compensation program is designed to promote the following objectives:

         To provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to the long-term success of the Company.

         To align management's interests with the success of the Company by placing a portion of the executive's compensation at risk in relation to the Company's performance.

         To align management's interests with stockholders by including long-term equity incentives.

         The Committee believes that the Company's executive compensation program provides an overall level of compensation that is competitive within its industry and among companies of comparable size and complexity. To ensure that compensation is competitive, the Company regularly compares its compensation practices with those of other similar companies and sets its compensation guidelines based on this review. The Committee also seeks to achieve an appropriate balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable companies and attempts to maintain an appropriate mix of salary and incentive compensation. While compensation data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance.

EXECUTIVE COMPENSATION PROGRAM

         The Company's executive compensation program consists of base salary, periodic incentive compensation and long-term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs which are generally available to all employees of the Company, such as medical insurance programs, life insurance programs and 401(k) plans.

BASE SALARY

         At the beginning of each fiscal year, the Committee establishes an annual salary plan for the Company's senior executive officers based on recommendations made by the Company's Chief Executive Officer. The Committee attempts to set base salary compensation within its perceived range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success. The Committee has reviewed compensation for comparable positions by reviewing published compensation data as part of its efforts to set the annual cash compensation for Company executives. The Committee has attempted to base salary determinations both upon the Company's financial performance and upon the individual's performance as measured by certain subjective non-financial objectives. These non-financial objectives include the individual's contribution to the Company as a whole, including his or her ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

ANNUAL AND LONG-TERM INCENTIVE COMPENSATION

         The Company has no formal bonus program for its key employees, although the Committee may consider adopting such a program in the future. Bonus payments may be made to key employees based on the achievement of agreed upon performance objectives or as a part of the recruitment process.

         The Company's stock option plan (see "1996 Performance Incentive Plan" below) is designed to promote the identity of long-term interests between the Company's employees and its shareholders and to assist in the retention of executives. The size of option grants is generally intended by the Committee to reflect the executive's position with the Company and his or her contributions to the Company. Stock options generally vest over a period not to exceed five years from the date of the grant in order to encourage key employees to continue in the employ of the Company. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant; however, the Company reserves the right to grant stock options having exercise prices less than the fair market value of the Common Stock on the date of grant, to modify the terms of existing options and to reprice the options as an incentive for employees to remain with the Company.

BENEFITS

         The Company's executive officers are entitled to receive life and medical insurance benefits on the same basis as other full-time employees of the Company. They are also eligible to participate in the Company's 401(k) plan.

         The amount of perquisites, as determined in accordance with the rules of the Securities Exchange Commission relating to executive compensation, did not exceed $50,000 or 10% of salary and bonus for fiscal 1997 for any of the Named Executive Officers.

                              STOCK INCENTIVE PLANS

1996 PERFORMANCE INCENTIVE PLAN

         In June 1996, the Board of Directors of the Company (the "Board") authorized, and the shareholders of the Company approved, the 1996 Stock Incentive Plan for executive and other employees of the Company, including a limited number of outside consultants and advisors, effective as of the completion of the IPO (the "Stock Option Plan"). Under the Stock Option Plan, employees, outside consultants and advisors (the "Participants") of the Company (as defined in the Stock Option Plan) may receive awards of stock options (both Nonqualified Options and Incentive Options, as defined in the Stock Option
Plan), stock appreciation rights or restricted stock. A maximum of 961,666 shares of Common Stock are subject to the Stock Option Plan. On June 20, 1996, the Company's Board of Directors approved the exchange of stock options covering an aggregate of 361,666 shares of Common Stock previously granted to certain executive officers of the Company and others for similar stock options to be granted under the Stock Option Plan. As of March 31, 1997, options for 260,167 shares of Common Stock were available for grant. The purpose of the Stock Option Plan is to provide employees (including officers and directors who are also employees) and non-employee consultants and advisors of the Company ("employees") with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company, to join their interests with the interests of the shareholders of the Company, and to facilitate attracting and retaining employees of exceptional ability.

         Administration. The Stock Option plan may be administered by the Board, or in the Board's sole discretion by the Compensation Committee of the Board (the "Committee", and with the Board "the Administrator") or such other committee as may be specified by the Board to perform the functions and duties of the Committee under the Stock Option Plan. Subject to the provisions of the Stock Option Plan, the Administrator shall determine, from those eligible to be Participants, the persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock option, stock appreciation rights and restricted stock. Subject to the provisions of the Stock Option Plan, the Administrator is authorized to interpret the Stock Option Plan, to make, amend and rescind rules and regulations relating to the Stock Option Plan and to make all the determinations necessary or advisable for the Stock Option Plan's administration.

         Participants. The Participants in the Stock Option Plan are those employees, consultants and advisors of the Company who in the judgment of the Administrator are or will become responsible for the direction and financial success of the Company. Employees include officers and directors who are also employees of the Company.

         Shares Subject to Plan. The maximum number of shares with respect to which stock options or stock appreciation rights may be granted or which may be awarded as restricted stock under the Stock Option Plan is 961,666 shares of Common Stock of which 260,167 were available for grant as of March 31, 1997. Shares covered by expired or terminated stock options or stock appreciation rights or forfeited restricted stock awards will again become available for grant or award under the Stock Option Plan. The number of shares subject to each outstanding stock option, stock appreciation right or restricted stock award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights and the aggregate number of shares remaining available under the Stock Option Plan will be subject to such adjustment as the Administrator, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of, or by, the Company.

         Stock Options and Stock Appreciation Rights. Subject to the terms of the Stock Option Plan, the Administrator may grant to Participants either Incentive Options meeting the definition of an incentive stock option under
Section 422 of the Code or Nonqualified Options not meeting such definition, or any combination thereof. The exercise price for an Incentive Option may not be less than 100% of the fair market value of the stock on the date of grant; however, the exercise price for an Incentive Option granted to an employee who owns more than 10% of the voting stock of the Company or any subsidiary may not be less than 110% of the fair market value of the stock on the date of grant.

         Subject to the terms of the Stock Option Plan, the Administrator may grant stock appreciation rights to Participants either in conjunction with, or independently of, any stock options. Stock appreciation rights may be granted in conjunction with stock options as an alternative right or as an additional right. Upon exercise of a stock appreciation right, a Participant will generally be entitled to receive an amount equal to the difference between the fair market value of the shares at the time of grant and the fair market value of the shares at the time of exercise. This amount may be payable in cash, shares of Common Stock or a promissory note from the Participant, or any combination thereof, as determined in the discretion of the Administrator.

         The exercise period for stock options and stock appreciation rights will be determined by the Administrator, but no stock option or stock appreciation right may be exercisable prior to the expiration of six months from the date of grant or after 10 years from the date of grant, subject to certain conditions and limitations.

         Incentive options and related stock appreciation rights are not transferable by a Participant other than by will or by the laws of descent and distribution, and incentive options and related stock appreciation rights are exercisable, during the lifetime of the Participant, only by the Participant.

         If the employment or consultancy of a Participant by the Company terminates, the Administrator may, in its discretion, permit the exercise of stock options and stock appreciation rights granted to such Participant (i) for a period not to exceed three months following termination of employment with respect to Incentive Options or related stock appreciation rights if termination of employment is not due to death or permanent disability of the Participant,
(ii) for a period not to exceed one year following termination of employment with respect to Incentive Options or related stock appreciation rights if termination of employment is due to the death or permanent disability of the Participant, and (iii) for a period not to extend beyond the expiration date with respect to Nonqualified Options or related or independently granted stock appreciation rights.

         Restricted Stock Awards. Subject to the terms of the Stock Option Plan, the Administrator may award shares of restricted stock to Participants. All shares of restricted stock will be subject to the following terms and conditions, among others: (i) at the time of each award of restricted shares, a restricted period of no less than six months and no greater than five years, will be established for the shares. The restricted period may differ among Participants and may have different expiration dates with respect to portions of shares covered by the same award; (ii) shares of restricted stock awarded to Participants may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares. Except for such restrictions on transfer, a Participant will have all of the rights of a shareholder in respect to restricted shares awarded to him or her including the right to receive any dividends on, and the right to vote, the shares; and (iii) if a Participant ceases to be an employee or consultant of the Company for any reason other than death or permanent disability, all shares theretofore awarded to the Participant which are still subject to the restrictions imposed by provision (ii) above will upon such termination of employment or consultancy be forfeited and transferred back to the Company. If such employment or consultancy is terminated by action of the Company without cause or by agreement between the Company and the Participant, the Administrator may, in its discretion, release some or all of the shares from the restrictions;
(iv) if a Participant ceases to be an employee or consultant of the Company by reason of death or permanent disability, the restrictions will lapse with respect to shares then subject to such restrictions, unless otherwise determined by the Administrator.

         Termination, Duration and Amendments of Plan. The Stock Option Plan may be abandoned or terminated at any time by the Board. Unless sooner terminated, the Stock Option Plan will terminate on the date ten years after its adoption by the Board. The termination of the

Stock Option Plan will not affect the validity of any stock option, stock appreciation right or restricted stock outstanding on the date of termination.

         For the purpose of conforming to any changes in applicable law or governmental regulation, or for any other lawful purpose, the Board will have the right, with or without approval of the shareholders of the Company, to amend or revise the terms of the Stock Option Plan at any time; however, no such amendment or revision will, without the consent of the holder thereof, change the stock option price (other than anti-dilution adjustments) or alter or impair any stock option, stock appreciation right or restricted stock which has been previously granted or awarded under the Stock Option Plan.

NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

         On June 20, 1996, the Company adopted, and its stockholders approved, a Non-Employee Director Stock Option Plan (the "Directors' Plan") to attract and retain the services of non-employee members of the Board of Directors and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in the Company. The maximum number of shares of Common Stock with respect to which options may be granted under the Directors' Plan is 200,000 shares. As of March 31, 1997, options covering 100,000 shares were available for future grant under the Directors' Plan.

         Each member of the Board of Directors of the Company who otherwise (i) is not currently an employee of the Company, (ii) is not a former employee still receiving compensation for prior services (other than benefits under a tax-qualified pension plan), and (iii) is not currently receiving remuneration from the Company in any capacity other than as a director shall be eligible for the grant of stock options under the Directors' Plan ("Participant"). Currently, all directors other than Mr. Kerber are eligible to participate in the Directors' Plan.

         On the date the Directors' Plan was adopted, each of the four existing non-employee directors were each granted, contingent upon completion of the IPO, options to purchase 25,000 shares of Common Stock of the Company at the IPO price, or $10.00 per share. These options vested immediately upon consummation of the IPO. Upon the election of any new member to the Board of Directors, such member will be granted an option to purchase 25,000 shares of Common Stock at the fair market value at date of grant, vesting in five equal annual installments beginning on the first anniversary of the date of grant. Beginning with the next annual meeting of the stockholders of the Company and provided that a sufficient number of shares remain available under the Directors' Plan, each year immediately following the date of the annual meeting of the Company there automatically will be granted to each non-employee director who is then serving on the Board an option to purchase 3,000 shares of the Common Stock of the Company, which options will be immediately vested. The options to be granted under the Directors' Plan shall be nonqualified stock options (stock options which do not constitute "incentive stock options" within the meaning of Section 422A of the Plan.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK INCENTIVE PLANS

         The Company understands that, under current federal income tax rules, awards under the 1996 Performance Incentive Plan and the Non-Employee Director Plan have the consequences described below:

         The rules governing the tax treatment of stock options, stock appreciation rights, restricted stock and shares acquired upon the exercise of stock options and stock appreciation rights are technical. Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

         Incentive Options. Incentive Options granted pursuant to the Plan are intended to qualify as "Incentive Options" within the meaning of Section 422 of the Code. If the Participant makes no disposition of the shares acquired pursuant to exercise of an Incentive Option within one year after the transfer of shares to such Participant and within two years from grant of the option, such Participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such Incentive Options or the transfer of shares upon their exercise. However, the exercise of an Incentive Option is an item of tax preference and a Participant may have alternative minimum tax liability.

         If shares acquired upon exercise of Incentive Options are disposed of prior to the expiration of the above time periods, the Participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or
(ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

         Nonqualified Options. A Participant who acquires shares by exercise of a Nonqualified Option generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.

         Stock Appreciation Rights. A Participant generally will recognize income upon the exercise of a stock appreciation right in an amount equal to the amount of cash received and the fair market value of any shares received at the time of exercise, plus the amount of any taxes withheld. Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation.

         Restricted Stock. A Participant granted shares of restricted stock under the Plan is not required to include the value of such shares in ordinary income until the first time such Participant's rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such Participant timely files an election under Section 83(b) of the Code to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the excess of the fair market value of the stock at the time the income is recognized over the amount (if any) paid for the stock. The Company will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the Participant, for the Company's taxable year in which the Participant recognizes such income, provided that the amount constitutes reasonable compensation.

         Withholding Payments. If, upon exercise of a Nonqualified Option or stock appreciation right, or upon the award of restricted stock or the expiration of restrictions applicable to restricted stock, or upon a disqualifying disposition of shares acquired upon exercise of an Incentive Option, the Company must pay amounts for income tax withholding, then in the Committee's sole discretion, either the Company will appropriately reduce the amount of stock or cash to be delivered or paid to the Participant or the Participant must pay such amount to the Company to reimburse the Company for such payment. The Committee may permit a Participant to satisfy such withholding obligations by electing to reduce the number of shares of Common Stock delivered or deliverable to the Participant upon exercise of a stock option or stock appreciation right or award of restricted stock or by electing to tender an appropriate number of shares of Common Stock back to the Company subsequent to exercise of a stock option or stock appreciation right or award of restricted stock (with such restrictions as the Committee may adopt).

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         In fiscal 1997, Mr. Kerber, the Company's President and Chief Executive Officer, received a salary of $188,660, which represented his base salary for 1997. In addition, he received an incentive grant in connection with the consummation of the Company's IPO of options to purchase 100,000 shares of the Company's common stock at an exercise price of $10.00 per share and an additional incentive grant of options to purchase 34,260 shares of the Company's common stock at an exercise price of $10.00. The amount of Mr. Kerber's base salary and provisions for bonus payments to him are included in an employment agreement between the Company and him. See "Employment Agreement."

              COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

         The deductibility of executive compensation in excess of the limit set in Section 162(m) of the Internal Revenue Code 1986, as amended, was not a factor in the Committee's determination of 1996 compensation levels. The Committee will continue to review the Company's executive compensation plans to determine what changes, if any, may be advisable in connection with Section 162(m).

                                                        COMPENSATION COMMITTEE

                                                          Richard E. Kroon
                                                          Robert J. Cresci
                                                          W. Patrick Ortale, III

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee are Richard E. Kroon, Robert
J. Cresci and W. Patrick Ortale, III. No member of the Compensation Committee was at any time during fiscal 1997, or prior, an officer or employee of the Company or any subsidiary of the Company.

         In July 1991, the Company entered into a Securities Purchase Agreement, dated July 21, 1991, as amended (the "Securities Purchase Agreement"), among the Company and the Pecks Managed Entities, pursuant to which the Delaware Plan, the ICI Trust and the Zeneca Trust loaned $2,900,000, $603,000 and $497,000, respectively, to the Company on a senior subordinated basis in exchange for 13% Senior Subordinated Notes (the "Notes") originally due July 23, 1996 issued by the Company in the aggregate principal face amount of $4,000,000 and warrants (the "Warrants") to purchase an aggregate of 1,333,333 shares of Common Stock at a purchase price equal to the lesser of (i) $3.00 per share or (ii) 70% of the cash purchase price per share of Common Stock in an initial public offering without regard to deductions for underwriting discounts and commissions. In May 1996, the terms of the Warrants were amended to provide for a cashless exercise based on the initial public offering price in the event of a public offering of the Company's Common Stock. In return, the holders agreed to exercise the Warrants simultaneously with the commencement of the initial public offering and to terminate certain "put" provisions originally contained in the Warrants. The modifications were approved by all of the members of the Company's Board of Directors, with Mr. Cresci abstaining. At completion of the IPO, the Pecks Managed Entities beneficially own more than five percent of the issued and outstanding Common Stock of the Company. In addition, Robert J. Cresci, who is a director of the Company, is a managing director of Pecks, which serves as investment advisor for each of the Pecks Managed Entities. In fiscal 1996, Mr. Cresci served as a member of the Compensation Committee of the Board of Directors of the Company. In connection with the IPO, the Pecks Managed Entities exercised, on a cashless basis, the Warrants to purchase 1,333,333 shares of Common Stock at $3.00 per share, which resulted in the issuance of 933,333 shares of Common Stock in respect of such Warrants. In fiscal years 1995, 1996 and 1997, the Company incurred interest expense on the Notes to the Delaware Plan in the amounts of $253,610, $364,941 and $149,834 respectively, to the ICI Trust in the amounts of $52,733, $75,883 and $31,155, respectively, and to the Zeneca Trust in the amounts of $43,464,

$62,543 and $25,678, respectively. Upon consummation of the IPO, the Company utilized $2.7 million of the proceeds of this Offering to repay the entire outstanding amount of principal and accrued interest on the Notes.

         In connection with the transactions contemplated by the Securities Purchase Agreement, the Company, the Pecks Managed Entities, the Sprout Group, LTOS and Gary D. Kerber entered into a Coinvestors Agreement (the "Coinvestors Agreement"), dated July 23, 1991, pursuant to which the parties thereto agreed to vote their respective shares of Common Stock of the Company for the election to the Board of Directors of the Company of one person designated by the Pecks Managed Entities, so long as the Pecks Managed Entities collectively held or beneficially owned (i) $750,000 aggregate principal amount of Notes or (ii) 250,000 shares of Common Stock issued or issuable upon exercise of the Warrants.

         In addition, pursuant to a Registration Rights Agreement, dated as of July 23, 1991, as amended (the "Registration Rights Agreement"), the Pecks Managed Entities were granted certain demand registration rights with respect to shares of Common Stock issued or issuable to them upon exercise of the Warrants. Pursuant thereto, upon request of Pecks Managed Entities holding at least 50% (by voting power) of the Warrants (which the Pecks Managed Entities exercised, in full, at the time of the IPO, converting the Warrants into 933,333 shares of Common Stock), the Company shall use its best efforts to effect the registration under the Securities Act of Common Stock at such holders' request. The Company is only required to undertake two such registrations. In the event of a registration initiated by the Company or by any other stockholder of the Company holding registration rights, the Company has granted certain "piggy-back" registration rights to the Pecks Managed Entities and must notify the Pecks Managed Entities of such registration and permit the inclusion of any of the Pecks Managed Entities' Common Stock in any such registration if so requested. The number of shares of Common Stock held by the Pecks Managed Entities that must be included in a registration will be determined by the managing underwriter selected by the Company, and Pecks Managed Entities' participation will be subject to a priority cut-back as provided for in the Registration Rights Agreement. The Company has agreed to pay all expenses in connection with such registrations.

         See "Certain Relationships and Related Transactions."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         For information regarding transactions among the Company, the Pecks Managed Entities and Robert J. Cresci, who is a director of the Company, see "Compensation Committee Interlocks and Insider Participation."

         In March 1995, the Company entered into a Loan Agreement with Sirrom Capital Corporation ("Sirrom"), pursuant to which Sirrom loaned $2,200,000 to the Company, less expenses of the transaction and a processing fee of $44,000. Upon completion of the IPO, Sirrom owned less than one percent of the Company's outstanding Common Stock. The loan was evidenced by a secured promissory note (the "Secured Note") which matured on March 31, 2000, bore interest at a rate of 14.0% per annum on the unpaid principal amount, and was secured by a blanket security interest in the Company's assets. In fiscal 1996 and 1997, the Company incurred interest expense on the Secured Note of approximately $309,771 and $179,667, respectively. The Secured Note was paid in full with a portion of the net proceeds of the IPO.

         In connection with the issuance of the Secured Note, the Company issued warrants (the "Sirrom Warrants") to Sirrom to acquire up to 141,667 shares of Common Stock, for a purchase price of $.006 per share. The Sirrom Warrants were exercised in connection with the IPO for shares of Common Stock. Pursuant to the Loan Agreement, Sirrom was also made a party to the Registration Rights Agreement, and was granted rights pari passu with the Pecks Managed Entities for purposes of determining its registration rights under such Registration Rights Agreement. Sirrom waived its registration rights with regard to the IPO.

         In July 1993, the Company acquired the Ohio Institute of Photography and Technology, which was previously partially-owned by K. Terry Guthrie, who is an executive officer of the Company. The purchase price for the school was $1,236,000, including amounts paid for covenants not to compete and real estate. Mr. Guthrie received cash of $132,127. In addition, Mr. Guthrie and the Company entered into a three-year consulting agreement pursuant to which Mr. Guthrie received a consulting fee of $23,807 per year through July 1996. Mr. Guthrie also entered into a non-competition agreement pursuant to which Mr. Guthrie receives $35,000 per year for a five-year term. Pursuant to the consulting agreement and the non-competition agreement, the Company paid Mr. Guthrie $58,806, $58,806 and $46,903 in fiscal years 1995, 1996 and 1997, respectively

         In September 1991, the Company made a loan to Vince Pisano and Mr. Pisano's wife, Gail Pisano, in the amount of $75,000 pursuant to an Employee Loan Agreement, as amended. The loan did not bear interest and was to be repaid upon the earlier of December 31, 1996 or certain other events. The loan was secured by certain real property owned by Mr. Pisano. If the loan was paid at or prior to its stated maturity, $10,000 of the loan would be cancelled. Mr. Pisano is Vice President - Finance and Chief Financial Officer of the Company. The Company and Mr. Pisano entered into an agreement which permitted Mr. Pisano to repay the loan on its maturity date with Common Stock of the Company owned by Mr. Pisano which stock was valued at its fair market value on the date of repayment. Pursuant to this agreement, in fiscal year 1997, Mr. Pisano repaid his loan from the Company in full by the transfer of 5,652 shares of Common Stock to the Company.

         In connection with the Company's acquisition of its three schools in Virginia, its school in North Hollywood, California, its three schools in El Paso and San Antonio, Texas, and its school in Hagerstown, Maryland, the Company pledged the stock of its acquiring subsidiaries to secure related indebtedness. As of March 31, 1997, the principal amount outstanding of such indebtedness was $4,650,000.

         With respect to each transaction between the Company and an affiliate of the Company, a majority of the disinterested members of the Board of Directors determined that such transactions were on terms at least as fair as if they had been consummated with unrelated third parties. The Board of Directors has adopted a policy that prior to entering into any transaction with a related party, a similar determination must be made with respect to such transaction by a majority of the Company's disinterested directors.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return of the Company's Common Stock from October 28, 1996 (the date that trading in the Common Stock commenced on the Nasdaq National Market ("Nasdaq") to March 31, 1997 with (a) the Nasdaq Stock Market Index and (b) an index comprised of the common stock of six other education companies. The comparison assumes that $100 was invested on October 28, 1996 in the Company's Common Stock and in each of the comparison indices, and assumes reinvestment of dividends. The Company has historically reinvested earnings in the growth of its business and has not paid cash dividends on its Common Stock.

                 COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
           EDUCATIONAL MEDICAL, INC., THE NASDAQ STOCK MARKET INDEX
                      AND THE SELF-DETERMINED PEER GROUP
                        OCTOBER 31, 1996 - MARCH 1997

                                   (GRAPH)

TABLE I - CUMULATIVE VALUE OF $100 INVESTMENT

                              10/29/96    10/31/96      11/29/96      12/31/96    1/31/97    2/28/97    3/31/97
                              ---------------------------------------------------------------------------------
Nasdaq Stock Market           $100.00     $101.60       $107.88       $107.77     $115.43    $109.07    $101.96
Self-Determined Peer
 Group(1)                     $100.00     $ 99.56       $ 90.93       $100.59     $107.59    $ 96.16    $ 95.88
Educational Medical, Inc (2)  $100.00     $100.31       $101.25       $111.25     $118.75    $110.00    $112.50

------------------------
(1) The Self-Determined Peer Group consists of the following: Computer Learning Centers; DeVry, Inc.; Education Management Corp.; ITT Educational Services; Strayer Education, Inc.; and Whitman Education Group, Inc.

(2) Based on initial public offering price of $10.00.

TABLE II - NON-CUMULATIVE ANNUAL RETURN

                              10/29/96    10/31/96      11/29/96      12/31/96    1/31/97    2/28/97     3/31/97
                              ------------------------------------------------------------------------------------
Nasdaq Stock Market           NA          1.60%         6.18%         (0.10%)     7.11%      (5.51%)     (6.52%)
Self-Determined Peer
Group                         NA         (0.44%)       (8.66%)        10.63%      6.96%     (10.63%)     (0.28%)
Educational Medical, Inc.     NA          0.31%         0.93%)         9.88%      6.74%      (7.37%)      2.27%

                                  PROPOSAL TWO

                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

         The Board of Directors has appointed the firm of Ernst & Young LLP to continue as independent auditors for the Company for the fiscal year ending March 31, 1998. Ernst & Young LLP has been acting as independent auditors of the Company for more than five fiscal years. Unless otherwise indicated, properly executed proxies will be voted for the ratification of the appointment of Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 1998.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from shareholders.

                   THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE
                  "FOR" THE RATIFICATION OF THE APPOINTMENT OF
                    ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
           FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1998.

                              SHAREHOLDER PROPOSALS

         Shareholders who intend to submit proposals to the Company's shareholders at the 1998 Annual Meeting of Shareholders must submit such proposals to the Company no later than April 3, 1998, in order to be considered for inclusion in the Proxy Statement and Proxy to be distributed by the Board of Directors in connection with that meeting. Shareholder proposals should be submitted to Vince Pisano, Vice President, Educational Medical, Inc., 1327 Northmeadow Parkway, Suite 132, Roswell, GA 30076.

                             ADDITIONAL INFORMATION

         The Board of Directors is not aware of any matters to be presented at the meeting other than the matters described herein and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, or any adjournment thereof, the persons soliciting the proxies will have discretionary authority to vote all proxies in accordance with their best judgment.

         If you do not plan to attend the meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly.

In the event you are able to attend the meeting, at your request, the Company will cancel any proxy executed by you.

                                FINANCIAL MATTERS

         Detailed financial information of the Company for the fiscal year ended March 31, 1997 is included in the Company's Annual Report to Shareholders, a copy of which is enclosed herewith.

                             REPORT TO SHAREHOLDERS

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO THE COMPANY AT 1327 NORTHMEADOW PARKWAY, SUITE 132, ROSWELL, GA 30076, ATTENTION: INVESTOR RELATIONS.

                            EXPENSES OF SOLICITATION

         The Company will bear the cost of soliciting proxies from its shareholders and will enlist the help of banks and brokerage houses in soliciting proxies from their customers. The Company will reimburse these institutions for out-of-pocket expenses incurred thereby. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by the directors, officers and employees of the Company.

         Kindly date, sign and return the enclosed proxy card.

                                 By Order of the Board of Directors





                                 GARY D. KERBER
                                 President and Chief Executive Officer

                                                                        APPENDIX


                            EDUCATIONAL MEDICAL, INC.

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 9, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF THE COMPANY

         The undersigned, revoking all prior proxies, hereby appoint(s) Gary D. Kerber and Vince Pisano, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of EDUCATIONAL MEDICAL, INC. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Westin Peachtree Plaza Hotel, 210 Peachtree Street, N.W., Atlanta, Georgia, on Tuesday, September 9, 1997 at 10:00 a.m., local time, and at any adjournment thereof (the "Meeting").

         In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting, or at any adjournment thereof, will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

                 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
                  IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

1. To elect the following five (5) directors (except as marked below) for the ensuing year.

NOMINEES:  Gary D. Kerber, Robert J. Cresci, Carl S. Hutman, Richard E. Kroon,
           W. Patrick Ortale, III

       [ ]  FOR all nominees (except as marked below)

       [ ]  WITHHOLD authority to vote for all nominees

For all nominees except the following nominee(s):

___________________________________________________________________________

                  (CONTINUED AND TO BE SIGNED, ON REVERSE SIDE)

2. To ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1998.

             [ ]  FOR    [ ]  AGAINST     [ ]   ABSTAIN


Dated: _______________ , 1997
                                           ___________________________________
                                           Signature


                                           ___________________________________
                                           Signature if held jointly




Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.